Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Chris Ogle	Media Contact:	Amber Rensen
	Levi Strauss & Co.		Levi Strauss & Co.
	(800) 438-0349		(415) 501-4960
	Investor-relations@levi.com		ARensen@levi.com
LEVI STRAUSS & CO. ANNOUNCES SECOND-QUARTER 2014 FINANCIAL RESULTS

SAN FRANCISCO (July 8, 2014) – Levi Strauss & Co. (LS&Co.) announced financial results today for the second quarter ended May 25, 2014.
Highlights include:

	Three Months Ended		% Increase (Decrease)
($ millions)	May 25, 2014	May 26, 2013	As Reported
Net revenues	$1,082	$1,099	(2)%
Net income	$11	$48	(76)%
Adjusted EBIT	$93	$99	(6)%

Net revenues declined two percent on a reported basis and one percent on a constant-currency basis, reflecting lower sales at wholesale in the Americas, partially offset by improved performance in Europe and Asia. Second quarter net income declined to $11 million, primarily reflecting $28 million in restructuring and other charges related to the company's global productivity initiative, and a debt extinguishment charge of $11 million associated with the partial redemption of its 7.75% Euro Senior Notes due 2018. Excluding the global productivity initiative charges, adjusted EBIT declined six percent to $93 million due to a lower gross margin and the net revenues decline.

“While we are encouraged by business improvements in Europe and Asia, ongoing traffic declines and an increasingly promotional environment continue to pressure our Americas region,” said Chip Bergh, president and chief executive officer. “We will continue to focus on what’s within our control - from cost structure, to conversion in our stores, to engaging consumers with great product and innovation - in order to drive long-term profitable growth. We have a strong second half plan in place, including the launch of the new Levi’s® advertising campaign that brings to life the consumer insight that ‘you wear jeans, you “Live in Levi’s®”’.”

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LS&Co. Q2 2014 Results/Add One
July 8, 2014

Second-Quarter 2014 Highlights

▪
Gross profit in the second quarter declined to $530 million compared with $549 million for the same quarter of 2013. Gross margin for the second quarter declined to 49.0 percent of revenues compared with 49.9 percent of revenues in the same quarter of 2013. The gross margin decline reflected an unfavorable sales mix and product investment costs.

▪
Selling, general and administrative expenses (SG&A) for the second quarter decreased to $446 million from $449 million in the same quarter of 2013. SG&A declined slightly, as savings associated with the company's global productivity initiative were partially offset by $9 million in related charges, primarily consulting fees for centrally-led cost-savings and procurement projects.

▪
Restructuring charges of $19 million were recorded in the second quarter of 2014 associated with the company's global productivity initiative, primarily reflecting severance benefit costs and pension plan curtailment losses associated with staffing reductions. Aggregate first- and second-quarter restructuring and related charges of $93 million associated with the company’s global productivity initiative are anticipated to drive annualized savings of $100-125 million.

▪	Operating income of $65 million in the second quarter was down from $100 million in the same quarter of 2013 due to the restructuring charges, lower gross margin and net revenues decline.

Reported regional net revenues and operating income for the quarter were as follows:

	Net Revenues			Operating Income *
	Three Months Ended		% Increase (Decrease)	Three Months Ended		% Increase (Decrease)
($ millions)	May 25, 2014	May 26, 2013		May 25, 2014	May 26, 2013
Americas	$645	$666	(3)%	$109	$119	(8)%
Europe	$261	$253	3%	$38	$37	4%
Asia	$176	$180	(2)%	$24	$33	(26)%

* Note: regional operating income is equal to regional adjusted EBIT.

•	Net revenues in the Americas declined primarily due to lower sales of women’s products at wholesale. Operating income declined due to the region’s lower gross margin and net revenues.

•
In Europe, net revenues growth from performance and expansion of the company-operated retail network was partially offset by lower net revenues in the wholesale channel. Higher operating income reflected lower SG&A.

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LS&Co. Q2 2014 Results/Add Two
July 8, 2014

•
In Asia, net revenues grew 2% on a constant-currency basis, reflecting growth in the company-operated retail network driven by price-promotional activity. Operating income declined due to the region's lower gross margin, reflecting the highly-promotional environment.

Cash Flow and Balance Sheet

At May 25, 2014, cash and cash equivalents of $386 million were complemented by $625 million available under the company's revolving credit facility, resulting in a total liquidity position of $1.0 billion. Free cash flow for the first half of 2014 was $14 million.

During the quarter, the company amended and restated its asset-based, senior secured revolving credit facility, extending the term, improving availability and obtaining more favorable interest rates and terms. Subsequent to the amendment and restatement, the company redeemed €150.0 million in aggregate principal amount of its 7.75% Euro Senior Notes due 2018, funding the redemption through cash on hand and borrowings of $100.0 million from the amended and restated credit facility. Net debt at the end of the second quarter remained less than $1.1 billion.

Investor Conference Call

The company’s second-quarter 2014 investor conference call will be available through a live audio webcast at http://levistrauss.com/investors/#earnings-webcast today, July 8, 2014, at 1 p.m. Pacific / 4 p.m. Eastern. A replay is available on the website the same day and will be archived for one month. A telephone replay also is available through July 14, 2014, at 800-642-1687.

Forward Looking Statement

This news release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the statement related to anticipated annualized savings of $100-125 million associated with the company’s global productivity initiative. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year 2013 and our Quarterly Reports on Form 10-Q for the quarters ended February 23, 2014, and May 25, 2014, especially in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release. We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

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LS&Co. Q2 2014 Results/Add Three
July 8, 2014

Non-GAAP Financial Measures

The company reports its financial results in conformity with generally accepted accounting principles in the United States (“GAAP”) and the rules of the SEC. However, management believes that certain non-GAAP financial measures, such as Free Cash Flow, Net Debt and Adjusted EBIT, provide users of the company’s financial information with additional useful information. The tables found below include Free Cash Flow, Net Debt and Adjusted EBIT and corresponding reconciliations to the most comparable GAAP financial measures. These non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company’s financial results prepared in accordance with GAAP. Certain of these items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company’s financial position, results of operations and cash flows and should therefore be considered in assessing the company’s actual financial condition and performance. Non-GAAP financial measures are subject to inherent limitation as they reflect the exercise of judgment by management in determining how they are formulated. Some specific limitations, include but are not limited to, the fact that such non-GAAP financial measures: (a) do not reflect cash outlays for capital expenditures, contractual commitments or liabilities including pension obligations, post-retirement health benefit obligations and income tax liabilities, (b) do not reflect changes in, or cash requirements for, working capital requirements; and (c) they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness. Additionally, the methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies, limiting the usefulness of these measures. The company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate its business.

The company presents non-GAAP financial measures, such as Free Cash Flow, Net Debt and Adjusted EBIT, because it believes they provide investors, financial analysts and the public with additional information to measure performance and evaluate the company’s ability to service its debt and may be useful for comparing its operating performance with the performance of other companies that have different financing and capital structures and tax rates. The company further believes these measures may be useful for period-over-period comparisons of underlying business trends and its ongoing operations.

See “RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR THE SECOND QUARTER OF 2014” below for reconciliation to the most comparable GAAP financial measures.

About Levi Strauss & Co.

Levi Strauss & Co. is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Dockers®, Signature by Levi Strauss & Co.™, and Denizen® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 2,600 retail stores and shop-in-shops. Levi Strauss & Co.'s reported fiscal 2013 net revenues were $4.7 billion. For more information, go to http://levistrauss.com.

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LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	May 25, 2014	November 24, 2013
	(Dollars in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$386,074	$489,258
Trade receivables, net of allowance for doubtful accounts of $18,228 and $18,264	341,544	446,671
Inventories:
Raw materials	3,817	3,361
Work-in-process	6,541	6,597
Finished goods	676,610	593,909
Total inventories	686,968	603,867
Deferred tax assets, net	201,771	187,836
Other current assets	122,910	112,082
Total current assets	1,739,267	1,839,714
Property, plant and equipment, net of accumulated depreciation of $805,923 and $775,933	410,204	439,861
Goodwill	241,784	241,228
Other intangible assets, net	47,684	49,149
Non-current deferred tax assets, net	445,226	448,839
Other non-current assets	102,103	108,627
Total assets	$2,986,268	$3,127,418

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$137,927	$41,861
Accounts payable	239,087	254,516
Accrued salaries, wages and employee benefits	157,417	209,966
Restructuring liabilities	49,749	—
Accrued interest payable	5,054	5,346
Accrued income taxes	18,752	11,301
Other accrued liabilities	211,201	262,488
Total current liabilities	819,187	785,478
Long-term debt	1,303,412	1,504,016
Long-term capital leases	10,533	10,243
Postretirement medical benefits	119,036	122,248
Pension liability	330,550	326,767
Long-term employee related benefits	72,149	73,386
Long-term income tax liabilities	24,985	30,683
Other long-term liabilities	59,820	61,097
Total liabilities	2,739,672	2,913,918
Commitments and contingencies
Temporary equity	44,056	38,524

Stockholders’ Equity:
Levi Strauss & Co. stockholders’ equity
Common stock — $.01 par value; 270,000,000 shares authorized; 37,401,518 shares and 37,446,087 shares issued and outstanding	374	374
Additional paid-in capital	6,777	7,361
Retained earnings	503,424	475,960
Accumulated other comprehensive loss	(310,505)	(312,029)
Total Levi Strauss & Co. stockholders’ equity	200,070	171,666
Noncontrolling interest	2,470	3,310
Total stockholders’ equity	202,540	174,976
Total liabilities, temporary equity and stockholders’ equity	$2,986,268	$3,127,418
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	May 25, 2014	May 26, 2013	May 25, 2014	May 26, 2013
	(Dollars in thousands) (Unaudited)
Net revenues	$1,081,847	$1,098,898	$2,211,837	$2,245,576
Cost of goods sold	551,542	550,187	1,105,179	1,104,987
Gross profit	530,305	548,711	1,106,658	1,140,589
Selling, general and administrative expenses	446,072	449,074	870,834	859,497
Restructuring	19,105	—	77,040	—
Operating income	65,128	99,637	158,784	281,092
Interest expense	(31,310)	(32,883)	(63,139)	(65,040)
Loss on early extinguishment of debt	(11,151)	(575)	(11,151)	(689)
Other income (expense), net	(6,122)	(830)	(1,939)	5,236
Income before income taxes	16,545	65,349	82,555	220,599
Income tax expense	5,556	17,140	21,943	65,515
Net income	10,989	48,209	60,612	155,084
Net loss (income) attributable to noncontrolling interest	469	(60)	817	85
Net income attributable to Levi Strauss & Co.	$11,458	$48,149	$61,429	$155,169

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months Ended		Six Months Ended
	May 25, 2014	May 26, 2013	May 25, 2014	May 26, 2013
	(Dollars in thousands) (Unaudited)
Net income	$10,989	$48,209	$60,612	$155,084
Other comprehensive income, net of related income taxes:
Pension and postretirement benefits	2,216	3,199	4,518	7,108
Net investment hedge gains (losses)	658	6,039	(3,570)	2,401
Foreign currency translation gains (losses)	4,175	(5,076)	61	(8,173)
Unrealized gain (loss) on marketable securities	453	592	492	(370)
Total other comprehensive income	7,502	4,754	1,501	966
Comprehensive income	18,491	52,963	62,113	156,050
Comprehensive loss attributable to noncontrolling interest	451	387	840	1,193
Comprehensive income attributable to Levi Strauss & Co.	$18,942	$53,350	$62,953	$157,243

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	May 25, 2014	May 26, 2013
	(Dollars in thousands) (Unaudited)
Cash Flows from Operating Activities:
Net income	$60,612	$155,084
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,399	57,263
Asset impairments	620	1,091
Gain on disposal of assets	(47)	(144)
Unrealized foreign exchange losses (gains)	3,866	(11,048)
Realized (gain) loss on settlement of forward foreign exchange contracts not designated for hedge accounting	(6,769)	6,197
Employee benefit plans’ amortization from accumulated other comprehensive loss	7,438	11,717
Employee benefit plans’ curtailment gain, net	—	(510)
Noncash restructuring charges	5,176	—
Noncash loss on extinguishment of debt	3,170	689
Amortization of deferred debt issuance costs	2,092	2,143
Stock-based compensation	5,301	3,246
Allowance for doubtful accounts	927	2,367
Change in operating assets and liabilities:
Trade receivables	103,394	156,324
Inventories	(82,387)	(20,949)
Other current assets	(11,415)	7,767
Other non-current assets	(4,389)	(289)
Accounts payable and other accrued liabilities	(56,529)	(84,347)
Restructuring liabilities	50,599	—
Income tax liabilities	(1,732)	30,196
Accrued salaries, wages and employee benefits and long-term employee related benefits	(59,574)	(72,422)
Other long-term liabilities	(588)	10,004
Other, net	(741)	(180)
Net cash provided by operating activities	72,423	254,199
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(35,320)	(41,891)
Proceeds from sale of assets	1,402	147
Proceeds (payments) on settlement of forward foreign exchange contracts not designated for hedge accounting	6,769	(6,197)
Acquisitions, net of cash acquired	(75)	—
Net cash used for investing activities	(27,224)	(47,941)
Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	—	140,000
Repayments of long-term debt and capital leases	(207,074)	(325,820)
Proceeds from senior revolving credit facility	100,000	—
Proceeds from short-term credit facilities	8,386	36,760
Repayments of short-term credit facilities	(6,417)	(37,227)
Other short-term borrowings, net	(8,535)	(4,307)
Debt issuance costs	(2,684)	(2,412)
Restricted cash	596	(65)
Repurchase of common stock	(4,676)	(365)
Excess tax benefits from stock-based compensation	359	—
Dividend to stockholders	(30,003)	(25,076)
Net cash used for financing activities	(150,048)	(218,512)
Effect of exchange rate changes on cash and cash equivalents	1,665	(4,095)
Net decrease in cash and cash equivalents	(103,184)	(16,349)
Beginning cash and cash equivalents	489,258	406,134
Ending cash and cash equivalents	$386,074	$389,785

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$59,759	$58,520
Income taxes	30,639	13,948
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE SECOND QUARTER OF 2014

The following information relates to non-GAAP financial measures, and should be read in conjunction with the investor call held on July 8, 2014, discussing the company’s financial condition and results of operations as of and for the quarter ended May 25, 2014. Free cash flow, Net debt and Adjusted EBIT are not financial measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP. As used in this press release: (1) Free cash flow represents cash from operating activities less purchases of property, plant and equipment, payments (proceeds) on settlement of forward foreign exchange contracts not designated for hedge accounting, and cash dividends to stockholders; (2) Net debt represents total long-term and short-term debt less cash and cash equivalents; and (3) Adjusted EBIT represents net income plus income tax expense, interest expense, loss on early extinguishment of debt, other expense (income), net, restructuring and related charges, severance and asset impairment charges, net, and pension and postretirement benefit plan curtailment and net settlement losses (gains), net.

Free cash flow:

	Six Months Ended
($ millions)	May 25, 2014	May 26, 2013
	(unaudited)
Most comparable GAAP measure:
Net cash provided by operating activities	$72.4	$254.2

Non-GAAP measure:
Net cash provided by operating activities	$72.4	$254.2
Purchases of property, plant and equipment	(35.3)	(41.9)
Proceeds (payments) on settlement of forward foreign exchange contracts not designated for hedge accounting	6.8	(6.2)
Dividend to stockholders	(30.0)	(25.1)
Free cash flow	$13.9	$181.0

Net debt:

($ millions)	May 25, 2014	November 24, 2013
	(unaudited)
Most comparable GAAP measure:
Total long-term and short-term debt	$1,441	$1,546

Non-GAAP measure:
Total long-term and short-term debt	$1,441	$1,546
Cash and cash equivalents	(386)	(489)
Net debt	$1,055	$1,057

Adjusted EBIT:

	Three Months Ended
($ millions)	May 25, 2014	May 26, 2013
	(unaudited)
Most comparable GAAP measure:
Operating income	$65.1	$99.6

Non-GAAP measure:
Net income	$11.0	$48.2
Income tax expense	5.5	17.1
Interest expense	31.3	32.9
Loss on early extinguishment of debt	11.2	0.6
Other (income) expense, net	6.1	0.8
Restructuring and related charges, severance and asset impairment charges, net	23.4	(0.7)
Pension and postretirement benefit plan curtailment and net settlement losses, net	4.1	0.1
Adjusted EBIT	$92.6	$99.0